SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

Haights Cross Communications, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398
(Commission File Number)	(I.R.S. Employer Identification No.)

10 New King Street, White Plains, New York	10604
(Address of Principal Executive Offices)	(Zip Code)

(914) 289-9400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Haights Cross Communications, Inc. (the “Company”) is a “voluntary filer” for purposes of the periodic and current reporting requirements of the Securities and Exchange Commission (the “Commission”). The Company is a voluntary filer because it does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or listed on an exchange or in any automated inter-dealer quotation system of any national securities association, and it is no longer required to file reports under Section 15(d) of the Exchange Act. Rather, it continues to file its reports under the Exchange Act in order to comply with the reporting covenants contained in its bond indentures.

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Credit Agreement.  On May 7, 2009, the Company entered into a Fourth Forbearance Agreement and Amendment No. 1 to Credit Agreement with the lenders under the Credit Agreement (the “Lenders”) and DDJ Capital Management, LLC, as administrative agent and collateral agent for the Lenders.  A further description of this agreement is set forth in Item 2.04 below.

New Director Indemnification Agreement.  On May 8, 2009, the Company entered into an indemnification agreement with Julie A. McGee (the “Indemnification Agreement”) upon her becoming a director of the Company.  See Item 5.02(d) below.  The indemnification agreement generally provides that Ms. McGee will be indemnified for expenses incurred because of her status as a director to the fullest extent permitted by Delaware law and the Company’s certificate of incorporation and bylaws. This description is a summary of the terms of the Indemnification Agreement.  This description does not purport to be complete and it is qualified in its entirety by reference to the agreement itself. A copy of the Indemnification Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As of April 15, 2009, the Company had not completed its audited financial statements as required under the Credit Agreement, or filed its Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”) as required under its indentures (the “Indentures”) for its 11 3/4% Senior Notes due 2011 (the “Senior Notes”) and its 12 1/2% Senior Discount Notes due 2011 (the “Senior Discount Notes”; together with the Senior Notes, the “Notes”).  This default under the Indentures also resulted in a further default under the Credit Agreement.  In addition to the Company’s existing defaults under the Credit Agreement, there is uncertainty that the Company has remained or will remain in compliance with its financial covenants under the Credit Agreement.  Such non-compliance would be a further event of default under the Credit Agreement.  The Company further expects that, in connection with the audit of its 2008 financial statements, the Company’s independent registered public accounting firm would include a paragraph in its report that indicates that, among other things, the defaults and potential defaults under the Credit Agreement raise substantial doubt about the Company’s ability to continue as a going concern. The issuance of an audit report with a going concern emphasis paragraph would also violate a separate covenant of, and be an event of default under, the Credit Agreement.

Rights and remedies of the Lenders under the Credit Agreement upon the occurrence of an event of default include the right to charge a default interest rate, to declare the loans outstanding to be due and payable immediately, and to foreclose on the assets of the Company and its subsidiaries securing the obligations under the Credit Agreement. Further, provisions of the Credit Agreement restrict the Company’s ability to make interest payments on the Notes for so long as the Company is in default under the Credit Agreement.  The Company does not expect that its cash on hand and cash generated from operations will be sufficient to fund the repayment of amounts dues under the Credit Agreement should they be declared due.  In addition, an acceleration of amounts due under the Credit Agreement would cause defaults under the Notes.  As of May 11, 2009, the outstanding principal balances under the Credit Agreement, the Senior Notes and Senior Discount Notes were $108.2 million, $138.8 million  and $135.0 million, respectively.

On April 15, 2009, the Company entered into a short-term forbearance agreement with the Lenders relating to its financial reporting defaults under the Credit Agreement and the Indentures and, since that time, entered into further forbearance agreements to extend the applicable forbearance period, including, on May 7, 2009, a Fourth Forbearance Agreement and Amendment No. 1 to Credit Agreement (the “Forbearance Agreement and Amendment”).  The Forbearance Agreement and Amendment also provides for a forbearance relating to defaults, if any, resulting from the Company’s failure to satisfy its financial covenants under the Credit Agreement for the periods ended December 31, 2008 and March 31, 2009.  Pursuant to the Forbearance Agreement and Amendment, the Lenders have agreed to forbear exercising any rights and remedies under the Credit Agreement until the earliest of (i) June 5, 2009; (ii) the occurrence of an event of default under the Credit Agreement other than those events covered by the Forbearance Agreement and Amendment; or (iii) the occurrence or existence of any event of default under either of the Indentures.  Upon expiration of the forbearance period, the forbearance shall be immediately and automatically terminated and be of no further force or effect, which would permit the Lenders to exercise their rights and remedies under the Credit Agreement and related security documents.

Under the forbearance arrangements, commencing April 15, 2009, the Company agreed to pay the Lenders the default rate of interest under the Credit Agreement, an increase of 2% over the stated variable rate.  Effective, May 7, 2009, the Credit Agreement was amended to increase the base interest rate by 4% over the stated variable rate (an increase of 2% over the previous default rate), such that the applicable base interest rate under the Credit Agreement is now, at the Company’s election, either:

•	the three month LIBOR rate (with a floor of 3.00%) plus 12.25% per annum, payable monthly (LIBOR rate loans had previously been payable quarterly); or
•	the prime rate (with a floor of 5.25%) plus 11.0% per annum, payable monthly.

In consideration of this increase, the Lenders have agreed to waive any default interest during the current forbearance period.  Under certain circumstances, the Company is allowed to make an election to have a portion of the interest, not to exceed 2% per annum, paid-in-kind through an increase in the outstanding principal amount of the term loans.

On May 7, 2009, the Company received a notice from the trustees under each of the Indentures for the Senior Notes and the Senior Discount Notes that the Company’s failure to timely file its SEC reports constitutes a default under each of those Indentures.  The Indentures provide that the Company has 60 days from receipt of this notice of default to cure such default before an event of default occurs under the Indentures. If an event of default occurs under an Indentures, then the applicable trustee or the holders of 25% in aggregate principal amount of the applicable Notes may thereafter declare the applicable Notes to be due and payable immediately.

The Company is in discussions with its Lenders to amend the Credit Agreement in the context of a broader debt restructuring.  The Company has retained Houlihan Lokey Howard & Zukin Capital, Inc. as its financial advisor to help implement the Credit Agreement amendment and to explore other potential debt restructuring alternatives.  The Company cannot assure that it will be successful in extending the forbearance, amending its Credit Agreement or restructuring its other debt obligations on favorable terms if at all.

The description above of the Forbearance Agreement and Amendment is a summary of the terms of that agreement.  This description does not purport to be complete and it is qualified in its entirety by reference to the agreement itself. A copy of the Forbearance Agreement and Amendment is attached to this report as Exhibit 10.02 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Effective May 8, 2009, T.J. Vigliotta resigned from his position on the Board of Directors of the Company.  Mr. Vigliotta was serving on the Compensation Committee and the Strategic Planning Committee of the Board of Directors at the time he tendered his resignation.

(d)  On May 8, 2009, Julie A. McGee was elected to the Board of Directors of the Company.  Ms. McGee is the designee of an investor and was nominated to the Board of Directors pursuant to the Shareholders Agreement currently in effect by and among the Company’s significant stockholders.

Ms. McGee is a party to an indemnification agreement with the Company, as discussed in Item 1.01 above.

The following sets forth certain summary information regarding Ms. McGee:

Ms. McGee currently serves as a Senior Advisor to Harcourt Inc., a position she has held since 2007.  From 2003 to 2007, she served as President and CEO of Harcourt Achieve, Professional and Trade (a publisher of educational, trade and professional materials). Prior to her position with Harcourt Achieve, Professional and Trade, she served as President of Basal and Test Publishing, for McGraw Hill Education, an information service provider, and earlier as Executive Vice President of Scholastic Inc., an education publisher. From 1991 to November 2000, Ms. McGee was President of McDougal, Littell & Co. and, upon its acquisition by Houghton Mifflin, another publishing company, in 1994, she also became Executive Vice President of Houghton Mifflin. Ms. McGee began her publishing career at McDougal Littell in 1988 as an editorial director. From 1986 to 1988 she held management positions at Ligature, Inc., prior to which she was, for three years, Director of Marketing and Software Development for a division of Tandy Corporation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Indemnification Agreement by and between Haights Cross Communications, Inc. and Julie McGee dated May 8, 2009
10.2	Fourth Forbearance Agreement and Amendment No. 1 to Credit Agreement dated May 7. 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2009	HAIGHTS CROSS COMMUNICATIONS, INC.

	By:	/s/ Mark Kurtz
Name: Mark Kurtz Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Indemnification Agreement by and between Haights Cross Communications, Inc. and Julie McGee dated May 8, 2009
10.2	Fourth Forbearance Agreement and Amendment No. 1 to Credit Agreement dated May 7. 2009